UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 28, 2011
CORPORATE PROPERTY ASSOCIATES 17 — GLOBAL INCORPORATED
(Exact Name of Registrant as Specified in its Charter)
Maryland
(State or Other Jurisdiction of Incorporation)

000-52891	20-8429087
(Commission File Number)	(IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 492-1100
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.
On September 28, 2011, CPA:17 LP, a subsidiary of Corporate Property Associates 17 — Global Incorporated ( “CPA®:17 — Global”), completed the acquisition of 100% of the Class A units of an Italian real estate fund (the “REIF”), which constitutes substantially all of the economic and voting interests in the REIF. CPA:17 LP acquired the interest in the REIF for approximately €292 million ($397 million), which includes acquisition fees, third party closing costs and the assumption of approximately €164 million ($223 million) of indebtedness. The REIF owns 20 cash and carry retail assets located throughout Italy (the “Properties”). The Properties are leased to Metro Cash & Carry Italia S.p.A and the leases are guaranteed by Metro AG.
Carey Asset Management Corp., a subsidiary of W. P. Carey and the advisor to CPA®:17 — Global, received acquisition fees of approximately €13 million ($18 million) in the transaction.

Item 9.01	- Financial Statements and Exhibits.
(a) and (b)
Pursuant to Items 9.01(a) and (b) of Form 8-K, the registrant hereby undertakes to file financial statements, as applicable, in response to Item 2.01 of Form 8-K through an amendment to this Current Report on Form 8-K (the “Report”) within 71 days after the date that this Report is filed.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release titled “CPA®:17 — Global Acquires EUR 300 Million Metro Cash & Carry Italia S.p.A. Fund” issued on September 29, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Corporate Property Associates 17 — Global Incorporated
Date: October 4, 2011	By:	/s/ Mark J. DeCesaris
Mark J. DeCesaris
Managing Director and Chief Financial Officer